EXHIBIT 5.1
                            RONALD N. VANCE, P.C.
                               ATTORNEY AT LAW
                              57 West 200 South
                                  Suite 310
                          Salt Lake City, UT  84101

                               February 12, 2003

Board of Directors
NMXS.com, Inc.

     Re: Registration Statement on Form S-8 Post-Effective Amendment No. 3

Gentlemen:

     I have been retained by NMXS.com, Inc. (the "Company") in connection with post-effective amendment no. 3 to the registration statement (the "Amended Registration Statement") on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on the terms set forth in the Amended Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with this request, I have examined the following:

          1.   Articles of Incorporation of the Company, and amendments thereto;
          2.   Bylaws of the Company;
          3. Unanimous consent resolution of the Company's board of directors amending the 2001 Stock Issuance Plan;
          4.   The Amended Registration Statement; and
          5.   The Company's 2001 Stock Issuance Plan, as amended.

     I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant.

     Based on the above examination, I am of the opinion that the additional securities of the Company to be sold pursuant to the Amended Registration Statement will, when sold, be legally issued, fully paid, and nonassessable under corporate laws of the state of Delaware.

     This opinion is limited in scope to the shares to be issued pursuant to the Amended Registration Statement and does not cover subsequent issuance of shares to be made in the future. Such transactions are required to be included in either a new registration statement or a post-effective amendment to the Registration Statement, including updated opinions concerning the validity of issuance of such shares.

     Further, I consent to my name being included in the Amended Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Amended Registration Statement.

                                        Sincerely,

                                        /s/ Ronald N. Vance